UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
___________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

Commission file number 001-33606
___________

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	98-0501001
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On March 12, 2015, Validus Holdings, Ltd. (together with its subsidiaries, as applicable, the “Company”) amended the employment agreements of the following executive officers: Edward J. Noonan, Jeffrey D. Sangster, Kean D. Driscoll and John J. Hendrickson. The amendments provide severance benefits to the executive officers in the event of a qualifying termination of employment following a “change in control” (as defined in the Amended and Restated Validus Holdings, Ltd. 2005 Long Term Incentive Plan) (i.e., “double-trigger” severance benefits). The Compensation Committee of the Company’s Board of Directors has determined that the severance benefits are reasonable and consistent with the general practice among the Company’s peer group of companies and are in the best interest of the Company and its shareholders. The terms and conditions of the amendment to each executive officer’s employment agreement are described below.

Mr. Noonan

If Mr. Noonan’s employment is terminated by the Company without “cause” or by Mr. Noonan for “good reason”, in each case within twenty-four (24) months following a “change in control”, Mr. Noonan will be eligible to: (a) receive a lump sum payment equal to two (2) times the sum of his base salary plus target annual bonus; (b) receive a lump sum payment equal to the value of one year’s worth of certain benefits provided for in his employment agreement; (c) continue to receive the medical benefits set forth in his employment agreement for twenty-four (24) months; (d) receive a pro-rated bonus for the year of termination based on the number of days worked during such year, paid on the normal payment date; and (e) receive payment for any reimbursable expenses incurred prior to the termination date and any unpaid bonus amounts earned for the year prior to the termination date. “Cause” and “good reason” have the meanings set forth in Mr. Noonan employment agreement and the amendment thereto, filed as Exhibit 10.10 to the Company’s Form S-1/A filed on March 9, 2007, and Exhibit 10.12.1 to the Company’s Form 10-Q filed on November 13, 2008, respectively.

Mr. Sangster

If Mr. Sangster’s employment is terminated by the Company without “cause” or by Mr. Sangster for “good reason”, in each case within twenty-four (24) months following a “change in control”, Mr. Sangster will be eligible to: (a) receive a lump sum payment equal to two (2) times the sum of his base salary plus target annual bonus; (b) receive a lump sum payment equal to the value of one year’s worth of certain benefits provided for in his employment agreement; (c) continue to receive certain medical and other benefits provided for in his employment agreement for twenty-four (24) months; (d) receive a pro-rated bonus for the year of termination based on the number of days worked during such year, paid on the normal payment date; and (e) receive payment for any reimbursable expenses incurred prior to the termination date and any unpaid bonus amounts earned for the year prior to the termination date. “Cause” and “good reason” have the meanings set forth in Mr. Sangster’s employment agreement filed as Exhibit 10.6 to the Company’s Form 10-K filed on February 15, 2013.

Mr. Driscoll

If Mr. Driscoll’s employment is terminated by the Company without “cause” or by Mr. Driscoll for “good reason”, in each case within twenty-four (24) months following a “change in control”, Mr. Driscoll will be eligible to: (a) receive a lump sum payment equal to two (2) times the sum of his base salary plus target annual bonus; (b) receive a lump sum payment equal to the value of one year’s worth of certain benefits provided for in his employment agreement; (c) continue to receive certain medical and other benefits provided for in his employment agreement for twenty-four (24) months; and (d) receive payment for any reimbursable expenses incurred prior to the termination date. “Cause” and “good reason” have the meanings set forth in Mr. Driscoll’s employment agreement filed as Exhibit 10.2 to the Company’s Form 10-Q filed on May 6, 2013.

Mr. Hendrickson

If Mr. Hendrickson’s employment is terminated by the Company without “cause” or by Mr. Hendrickson for “good reason”, in each case within twenty-four (24) months following a “change in control”, Mr. Hendrickson will be eligible to: (a) receive a lump sum payment equal to two (2) times the sum of his base salary plus target annual bonus; (b) continue to receive certain medical and other benefits provided for in his employment agreement for twenty-four (24) months; (c) receive a pro-rated bonus for the year of termination based on the number of days worked during such year, paid on the normal payment date; and (d) receive payment for any reimbursable expenses incurred prior to the termination date and any unpaid bonus amounts earned for the year prior to the termination date. “Cause” and “good reason” have the meanings set forth in Mr. Hendrickson’s employment agreement filed as Exhibit 10.31 to the Company’s Form 10-K filed on February 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2015

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Robert F. Kuzloski

Name:	Robert F. Kuzloski
Title:	Executive Vice President and General Counsel